SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 26, 2010
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On October 26, 2010, Borders Group, Inc. (the “Company”) named Glen Tomaszewski Vice President, Chief Accounting Officer and Controller of the Company, effective October 26, 2010.

Mr. Tomaszewski has been with the Company for 12 years and has progressed through a variety of management positions within the Company.  He most recently served as Interim Chief Financial Officer and Vice President, Controller. Mr. Tomaszewski has played an integral role in leading the Company's financial accounting and reporting functions, including the formation of accounting policy and ensuring compliance with financial regulatory requirements. He holds bachelor’s and master’s degrees in business administration from the University of Michigan’s Stephen M. Ross School of Business.  He is a certified public accountant.

In connection with Mr. Tomaszewski being named Vice President, Chief Accounting Officer and Controller of the Company, effective November 1, 2010 Mr. Tomaszewski’s salary will be $250,000 and he will receive a special bonus of $100,000, payable on February 18, 2011. Also on November 1, 2010, Mr. Tomaszewski received options to purchase 10,000 shares of the Company's common stock. The options have a seven year term, an exercise price of $1.22 (the closing price on October 29, 2010) and vest in installments over the three-year period following the grant date. Vesting is contingent on Mr. Tomaszewski’s continued employment with the Company through the applicable vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: November 1, 2010	By: /s/ SCOTT D. HENRY
Scott D. Henry
Executive Vice President, Chief Financial Officer (Principal Financial Officer)